Heritage Financial Corporation to Acquire Olympic Bancorp, Inc.

Strategic Expansion for Heritage Bank in the Puget Sound Region

Olympia and Port Orchard Washington, September 25, 2025 / PRNewswire / Heritage Financial Corporation (“Heritage”), the holding company for Heritage Bank, (Nasdaq: HFWA) and Olympic Bancorp, Inc. (“Olympic”), the holding company for Kitsap Bank, jointly announced today the signing of a definitive agreement under which Heritage will acquire Olympic in an all-stock transaction.
Kitsap Bank, established in 1908, is a privately owned community bank headquartered in Port Orchard with 17 banking offices and $1.7 billion in total assets, $941.6 million in total loans and $1.4 billion in total deposits as of June 30, 2025. On a combined basis following the transaction, Heritage will have total assets of approximately $8.8 billion, total loans of approximately $5.7 billion and total deposits of approximately $7.2 billion.
Highlights of the Announced Transaction
•Expected to meaningfully enhance Heritage’s pro forma financial metrics, improving profitability and efficiency ratios while also improving balance sheet liquidity.
•Natural geographic extension builds density and scale in the combined market footprint. After closing the transaction, Heritage will be the second largest community bank serving the Kitsap and Olympic Peninsulas with approximately 14% combined deposit market share.
•Heritage expects to realize approximately 18% earnings per share accretion following full realization of operating efficiencies.
“Kitsap Bank is one of the longest tenured banks in Washington state, and we have deep respect for the banking institution they have built over the last 117 years,” said Bryan McDonald, President and Chief Executive Officer of Heritage and Heritage Bank. “Their relationship banking strategy has created an exceptionally high-quality, low-cost core deposit franchise. This combination with Heritage will create a more robust banking platform for communities across the Puget Sound region.”
Steve Politakis, Chief Executive Officer of Olympic and Kitsap Bank, added, “We are proud of the team we have assembled and the organization we have built together. Kitsap Bank has always operated with a community-first mindset, building strong, trust-based relationships with our clients and the markets we serve. Going forward, we are excited for our customers, bankers, and shareholders to experience our next chapter as we join Heritage Bank. The combination of our two organizations provides the scale and capabilities of a larger bank while maintaining the high-touch community bank approach our customers have come to expect. We believe the like-minded culture at Heritage and manner in which they operate will create significant benefits for all stakeholders.”
Mr. McDonald continued, “We welcome the employees and customers of Kitsap Bank to Heritage Bank, and we look forward to our combined success. Further, we plan to continue operating with the Kitsap Bank name in certain markets on the Kitsap and Olympic peninsulas.”
Under the terms of the merger agreement, Olympic shareholders will receive 45.0 shares of Heritage common stock for each share of Olympic common stock based on a fixed exchange ratio. Based on the closing price of Heritage common stock of $24.64 on September 24, 2025, the implied total deal value is approximately $176.6 million. The value of the merger consideration will fluctuate until closing based on the value of Heritage’s stock price. Upon consummation, the shareholders of Olympic will own approximately 17.4% of the combined company.
The merger agreement has been unanimously approved by the boards of directors of Heritage and Olympic. The merger is subject to regulatory approvals, approval by Olympic and Heritage shareholders, and certain other customary closing conditions and is expected to close in the first quarter of 2026. All of the respective members of the boards of directors of Heritage and Olympic have agreed to vote their shares in favor of the merger.

A slide presentation to accompany management’s commentary may be accessed from Heritage’s September 25, 2025, Form 8-K filing with the Securities and Exchange Commission (“SEC”) or on Heritage’s website at www.hf-wa.com under the tab "Events & Presentations."
D.A. Davidson & Co. served as financial advisor and provided a fairness opinion to Heritage, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to Heritage. Piper Sandler & Co. served as financial advisor and provided a fairness opinion to Olympic, and Otteson Shapiro LLP served as legal counsel to Olympic.
Investor Conference Call
Heritage will host a conference call to discuss the transaction at 10:00 a.m. Pacific Time, September 26, 2025. Interested parties are invited to listen in by dialing (833) 470-1428 access code 390443. A presentation regarding the transaction will be discussed on this call and a copy will be available at www.hf-wa.com under the tab “Events & Presentations.” The call will be available for replay through October 3, 2025, by dialing (866) 813-9403 access code 843531. Participants may register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.
https://www.netroadshow.com/events/login/LE9zwo3kJzHn6au1J7Dcf8oaOEViFwxQXYO
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a network of 50 branches and one loan production office in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. Heritage's stock is traded on the Nasdaq Global Select Market under the symbol "HFWA." More information about Heritage can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
About Kitsap Bank, Wholly-Owned Subsidiary of Olympic Bancorp, Inc.
Established in 1908, Kitsap Bank is headquartered in Port Orchard, WA, operating 17 locations throughout Western Washington. With $1.7 billion in assets, Kitsap Bank provides a full range of financial services to commercial and individual clients. Kitsap Bank has been named a Preferred Lender by the U.S. Small Business Administration, and a Corporate Philanthropist and one of Washington’s Best Workplaces by the Puget Sound Business Journal. Kitsap Bank is ranked the 12th largest bank based in the State of Washington and is the fourth largest women-owned business, according to the Puget Sound Business Journal. The Bank has a 5 Star rating from BauerFinancial Inc.
Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could,” as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. In addition to factors disclosed in reports filed by Heritage with the SEC, risks and uncertainties for Heritage, Olympic and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of Olympic’s operations with those of Heritage will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the inability to complete the proposed merger due to the failure of Olympic’s shareholders to adopt the merger agreement, or the failure of Heritage’s shareholders to approve the issuance of Heritage’s common stock in connection with the merger; (6) the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed merger on Heritage’s, Olympic’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the dilution caused by Heritage’s issuance of additional shares of Heritage’s common stock in connection with the merger; and (13) changes in the global economy and financial market conditions and the business, results of operations and financial condition of Heritage, Olympic and the combined company. Please refer to Heritage’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as Heritage’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.
Any forward-looking statement included in this report is based only on information currently available to management and speaks only as of the date on which it is made. Neither Heritage nor Olympic undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.
Additional Information and Where to Find It
Heritage will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a joint proxy statement of Heritage and Olympic that also constitutes a prospectus of Heritage, which will be sent to the shareholders of Heritage and Olympic. Heritage and Olympic shareholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Heritage, Olympic and the proposed transaction. When filed, this document and other documents relating to the merger filed by Heritage can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Heritage’s website at hf-wa.com under the tab “Financials.” Alternatively, these documents, when available, can be obtained free of charge from Heritage upon written request to Heritage Financial Corporation, Attn: Investor Relations, 201 Fifth Avenue S.W., Olympia, Washington 98501 or by calling (360) 943-1500 or from Olympic, upon written request to Olympic Bancorp, Inc., Attn: Corporate Secretary, PO Box 9, Port Orchard Washington 98366. The contents of the website referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
Participants In This Transaction
This press release does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Heritage, Olympic, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Heritage and Olympic in connection with the proposed merger under SEC rules. Information about the directors and executive officers of Heritage and Olympic will be included in the joint proxy statement/prospectus for the proposed merger filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”
Security holders may obtain information regarding the names, affiliations and interests of Heritage’s directors and executive officers in the definitive proxy statement of Heritage relating to its 2025 Annual Meeting of Shareholders filed with the SEC on March 21, 2025 and in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025. To the extent the holdings of Heritage’s securities by Heritage’s directors and executive officers have changed since the amounts set forth in Heritage’s proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”
Investor Contacts
Source: Heritage Financial Corporation
Phone: (360) 943-1500
Bryan D. McDonald, President & Chief Executive Officer of Heritage Financial Corporation
Donald J. Hinson, Executive Vice President & Chief Financial Officer of Heritage Financial Corporation